SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                       __________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) of the
                SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported)
                         April 28, 1998


                            NESTOR,INC.
       (Exact name of registrant as specified in charter)



Delaware                 0-12-965            13-3163744
(State of other          (Commission         (IRS employer
 jurisdiction of          file number)        identification
 of incorporation)                            number)



      One Richmond Square, Providence, Rhode Island  02906
            (Address of principal executive offices)


       Registrant's telephone number, including area code:
                         (401) 331-9640



                                N/A
(Former name or former address, if changed since last report)










Item 5.  Other Events.



     1) The Corporation entered into a Securities Purchase Agreement dated as of April 28, 1998 ("Agreement") by and between the Corporation and Transaction Systems Architects, Inc. ("Purchaser") pursuant and subject to which the Purchaser acquired 2,500,000 shares of Common Stock of the Corporation at a purchase price of $2.00 per share and was granted a five year Warrant to purchase 2,500,000 shares of Common Stock of the Corporation at an initial exercise price of $3.00 per share. A copy of the Agreement is annexed as an exhibit hereto.
































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                              EXHIBITS




     The following exhibit is filed herewith:



Exhibit No.    Description                            Page Number


    4          Securities Purchase Agreement
               dated as of April 28, 1998
               between the Registrant and
               Transaction Systems Architects, Inc.






























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                             SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Dated: April 28, 1998           NESTOR,INC.

                                (Registrant)


                                By: /s/Nigel P. Hebborn
                                Chief Financial Officer






















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